UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 13, 2005

Date of Report (Date of earliest event reported)

HYPERSPACE COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Colorado	0-115404	84-1577562
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

8408 East Orchard Road, Suite 6600, Greenwood Village, CO 801111

(Address of principal executive offices)

(303) 566-6500

(Registrant’s telephone number, including are code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

Second quarter results for HyperSpace Communications, Inc. and outlook for the third quarter of 2005. On September 13, 2005, HyperSpace Communications, Inc. issued a press release announcing the second quarter unaudited consolidated pro-forma financial results, which include its recently acquired MPC Computers business unit, and providing a limited outlook for the third quarter. The press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference. The press release should be read in conjunction with the note regarding forward-looking statements, which is included in the text of the press release.

The information furnished in this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

Proposed Convertible Note Offering. On September 13, 2005, HyperSpace Communications, Inc. issued a press release announcing its intention to offer $30 million aggregate principal amount of 5-year convertible subordinated notes. A copy of the press release is attached as Exhibit 99.2 hereto and is incorporated herein by reference. The press release should be read in conjunction with the note regarding forward-looking statements, which is included in the text of the press release.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

99.1	Press release issued by HyperSpace Communications, Inc. dated September 13, 2005

99.2	Press release issued by HyperSpace Communications, Inc. dated September 13, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HyperSpace Communications, Inc.

Date: September 13, 2005	By: /s/ Mark Pougnet Mark Pougnet Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by HyperSpace Communications, Inc. dated September 13, 2005
99.2	Press Release issued by HyperSpace Communications, Inc. dated September 13, 2005